                                                                EXHIBIT 10.3.4

                               REAL ESTATE NOTE B


$2,000,000.00                                   Atlanta, Georgia
                                                October 17, 1996


        FOR VALUE RECEIVED, THE UNDERSIGNED Roberts Properties Residential, L.P., a Georgia limited partnership, whose sole general partner is Roberts Realty Investors, Inc., a Georgia corporation (the "Maker") promises to pay to the order of NATIONWIDE LIFE & ANNUITY INSURANCE COMPANY, an Ohio corporation, its successors and assigns (the "Holder") the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), together with interest on the principal balance of this Real Estate Note (the "Note"), from time to time remaining unpaid, from the date of disbursement by the Holder hereof at the applicable interest rate hereinafter set forth, together with all other sums due hereunder or under the terms of the Security Deed (as hereinafter defined) in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of payment. Both principal and interest and all other sums due hereunder shall be payable at the office of the Holder c/o Nationwide Life Insurance Company, at One Nationwide Plaza, Columbus, Ohio 43215-2220, Attn:
Real Estate Investment Department, or at such other place either within or without the State of Ohio, as the Holder hereof may from time to time designate. Said principal and interest shall be paid over a term, at the times, and in the manner set forth below, to wit:

Payment Provision:

        (i) Interest accrued on the unpaid principal balance of this Note, from the date of disbursement hereof at the rate of 7.15% percent per annum, shall be due and payable on November 15, 1996.

        (ii) Thereafter, principal and interest on the unpaid principal balance of this Note at the rate of 7.15% percent per annum shall be paid in eighty three (83) consecutive monthly installments commencing on December 15, 1996 and continuing on the fifteenth day of each calendar month thereafter, with each such installment to be in the sum of Thirteen Thousand Five Hundred Eight and 13/100 Dollars ($13,508.13).

Maturity:

        The unpaid principal balance of this Note and all accrued unpaid interest thereon, if not sooner paid, shall be due and payable in full on November 15, 2003 (the "Maturity Date").

Application of Payments:

        All payments shall be applied first to the payment of accrued unpaid interest on this Note and the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Note. Interest due hereunder shall be calculated on the basis of a 360-day year composed of twelve (12) thirty (30) day months; provided, in no event shall such calculation cause the interest rate on this Note to exceed the maximum rate permitted under applicable law.

Late Payment Charge:

        The Holder of this Note may collect a late payment charge, prior to the acceleration of this Note, in an amount equal to five percent (5%) of the aggregate monthly installment which is not paid on the due date, for the purposes of covering the extra expenses involved in handling delinquent installments. Any full payment of principal and/or interest which is postmarked by the United States Postal Service on or before the due date shall not be considered delinquent and a late payment charge shall not be assessed.

Prepayment:

        (A) Maker shall have the right to prepay, in full but not in part, the obligation evidenced by this Note upon giving (i) not less than thirty (30) days' prior written notice to Holder of Maker's intention to so prepay the Note, and (ii) payment to Holder of the Prepayment Premium (as hereinafter defined), if any, then due to Holder as hereinafter provided. As used herein, the term "Prepayment Premium" shall mean the greater of (x) one percent (1.0%) of the outstanding principal balance of this Note, or (y) a sum equal to (a) the present value of the scheduled monthly payments hereunder from the date of prepayment to the Maturity Date and (b) the present value of the amount of principal and interest due on the Maturity Date (assuming all scheduled monthly payments due hereunder prior to the Maturity Date were made when due), minus (c) the outstanding principal balance hereof as of the date of prepayment. The present value described in (a) and (b) of the immediately preceding sentence are to be computed on a monthly basis as of the date of prepayment, discounted at the yield to maturity of the U.S. Treasury Note or Bond that is closest in maturity to the Maturity Date as reported in the Wall Street Journal (or if the Wall Street Journal is no longer published, as reported in such other daily financial publication of national circulation which shall be designated by Holder) on the fifth (5th) business day preceding the date of prepayment. Maker shall be obligated to prepay this Note on the date set forth in the notice to Holder required hereinabove, after such notice has been delivered to Holder. Notwithstanding the foregoing or any other provision herein to the contrary, if the Holder elects to apply insurance proceeds, condemnation awards or any escrowed amounts, if applicable, to the reduction of the principal balance of this Note in the manner provided in the Security Deed (as hereinafter defined), no Prepayment Premium shall be due or payable as a result of such application, and the monthly installments due and payable hereunder shall be reduced accordingly.

        (B) In the event the Maturity Date of the indebtedness evidenced by this
Note is accelerated by Holder hereof at any time due to a default by Maker in the terms, covenants or conditions contained in this Note, the Security Deed or any of the other Loan Document (as hereinafter defined), then a tender of payment of an amount necessary to satisfy the entire outstanding principal balance and all accrued unpaid interest of this Note made by Maker, or by anyone on behalf of Maker, at any time prior to, at, or as a result of, a foreclosure sale or sale pursuant to power of sale shall constitute a voluntary prepayment hereunder prior to the contracted Maturity Date of this Note thus requiring payment to Holder of a Prepayment Premium equal to the applicable Prepayment Premium as set forth in subparagraph (A) above.

        (C) Maker acknowledges that Holder (a) has advanced the amounts evidenced by this Note with the expectation that such amounts would be outstanding until the Maturity Date unless prepaid in accordance with the foregoing prepayment provisions, (b) would not have been willing to advance such amounts on the terms set forth in this Note for a shorter period of time, (c) in making the loan evidenced by this Note, is relying on Maker's creditworthiness and its agreement to pay in strict accordance with the terms set forth in the Note, and (d) would not make the loan without full and complete assurance by Maker of its agreement not to prepay all or a part of the principal of this Note except as expressly permitted herein. Maker acknowledges that if this Note were to be prepaid prior to the Maturity Date other than in accordance with the foregoing prepayment provisions, Maker would not receive the benefit of the bargain agreed to by Maker and Holder. In addition, Maker has been advised and acknowledges that Holder is relying on the receipt of payments under this Note to, among other things, match and support its obligations under contracts entered into by Holder with third parties and that in the event of a prepayment, Holder could suffer loss and additional expenses which are extremely difficult and impractical to ascertain. The Prepayment Premium is a good faith resolution by Maker and Holder of the damages Holder would suffer, and it is not intended as a penalty.

        (D) Notwithstanding anything in this "Prepayment" section of this Note to the contrary, Maker may prepay in full, but not in part, the obligation evidenced by this Note at any time during the last ninety (90) days prior to the Maturity Date without any prepayment premium.

        BY INITIALING BELOW, MAKER EXPRESSLY ACKNOWLEDGES THAT PURSUANT TO THE PROVISIONS OF THIS NOTE, MAKER HAS NO RIGHT TO

PREPAY THIS NOTE IN WHOLE OR IN PART WITHOUT PAYMENT OF THE PREPAYMENT PREMIUM EXCEPT AS SET FORTH ABOVE, AND THAT MAKER SHALL BE LIABLE FOR THE PAYMENT OF THE PREPAYMENT PREMIUM UPON ANY PAYMENT OF THE OUTSTANDING PRINCIPAL OF THIS NOTE BEFORE ITS DUE DATE, WHETHER VOLUNTARY OR INVOLUNTARY OR AFTER ACCELERATION OF THE NOTE WHETHER THE ACCELERATION OF THE MATURITY HEREOF IS DUE TO MAKER'S DEFAULT OR OTHERWISE. FURTHERMORE, BY INITIALING BELOW, MAKER WAIVES ANY RIGHTS IT MAY HAVE UNDER ANY APPLICABLE STATE LAWS AS THEY RELATE TO ANY PREPAYMENT RESTRICTIONS CONTAINED IN THIS PREPAYMENT SECTION OR OTHERWISE IN THIS NOTE AND EXPRESSLY ACKNOWLEDGES THAT HOLDER HAS MADE THE LOAN IN RELIANCE UPON SUCH AGREEMENTS AND WAIVER OF MAKER AND THAT HOLDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF MAKER. MAKER ACKNOWLEDGES THAT SPECIFIC WEIGHT HAS BEEN GIVEN TO THE CONSIDERATION GIVEN FOR SUCH AGREEMENTS, WHICH CONSIDERATION IS THE GRANTING OF THE LOAN.

                                                                      /s/ CSR
                                                          Borrower's initials

Additional Conditions:

        This Note is secured by a Deed to Secure Debt and Security Agreement (herein referred to as the "Security Deed") and by an Assignment of Leases, Rents and Profits (herein referred to as the "Assignment") of even date herewith encumbering certain real property located in Gwinnett County, Georgia and other property as more particularly described in the Security Deed (hereinafter collectively referred to as the "Property"). The Security Deed and the Assignment contain terms and provisions which provide grounds for acceleration of the indebtedness evidenced by this Note, together with additional remedies in the event of default hereunder or thereunder. Failure on the part of the Holder hereof to exercise any right granted herein or in the aforesaid Security Deed or the Assignment shall not constitute a waiver of such right or preclude the subsequent exercise and enforcement thereof. This Note, the Security Deed, the Assignment and all other documents and instruments executed as further evidence of, as additional security for, or executed in connection with the indebtedness evidenced by this Note are hereinafter collectively referred to as the "Loan Documents."

        Except as otherwise provided, all parties to this Note, including endorsers, sureties and guarantors, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of demand and of nonpayment or dishonor and of protest, notice of intent to accelerate the maturity of this Note, notice of acceleration of maturity of this Note, and any and all other notices and demands whatsoever, and agree to remain bound hereby until the principal and interest of this Note are paid in full, notwithstanding any extensions of time for payment which may be granted by Holder, even though the period of extension be indefinite, and notwithstanding any inaction by, or failure to assert any legal rights available to the Holder of this Note.

        If the obligations evidenced by this Note, or any part thereof, are placed in the hands of an attorney for collection, whether by suit or otherwise, at any time, or from time to time, Maker shall be liable to Holder, in each instance, for all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees (as hereinafter defined).

Default:

        If default shall be made in the payment of principal and/or interest as stipulated above or in the payment of any other sums due hereunder or under any of the other Loan Documents, or should any default be made in the performance of any of the terms, covenants and conditions contained herein or in any of the other Loan Documents, then in any or all of such events, at the option of Holder, the entire outstanding principal balance of this Note, together with all accrued unpaid interest thereon and all other sums advanced by Holder on behalf of Maker shall become and be immediately due and payable then or thereafter as Holder may elect, regardless of the

Maturity Date hereof. All such amounts shall bear interest after the Maturity Date, by acceleration or otherwise, at the lesser of either (i) the highest rate of interest then allowed by the laws of the State of Georgia, or, if controlling, the laws of the United States, or (ii) the then applicable interest rate of this Note plus five-hundred (500) basis points (five per cent per annum).

        During the existence of any default, Holder may apply any sums received, including but not limited to, insurance proceeds or condemnation awards to any amount then due and owing hereunder or under the terms of any of the other Loan Documents as Holder may determine. Neither the right nor the exercise of the right herein granted unto Holder to apply such proceeds as aforesaid shall preclude Holder from exercising its option to cause the entire indebtedness evidenced by this Note to become immediately due and payable by reason of Maker's default under the terms of this Note, or any of the other Loan Documents.

        Notwithstanding any provisions herein to the contrary, Holder's right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby shall be conditioned upon, (a) with respect to any Monetary Default (as hereafter defined), Holder giving Maker written notice of such Monetary Default and a five (5) day period ("Monetary Cure Period") after the date of such notice within which to cure such Monetary Default; provided, however, that such Monetary Cure Period shall be limited to once per loan year for the term of the Loan; and (b) with respect to any Non-Monetary Default (as hereinafter defined), Holder giving Maker written notice of such Non-Monetary Default and a thirty
(30) day period after the date of such notice within which to cure such Non-Monetary Default; provided, however, that if such Non-Monetary Default cannot reasonably be cured within the 30 day period Maker shall have a reasonable period of time in which to cure the Non-Monetary Default provided that Maker commences the cure of such default within the 30 day period and thereafter diligently pursues the cure to completion. Any notice required hereunder shall be given as provided in the Security Deed. Holder shall have no obligation to give Maker notice of any Incurable Default (as hereinafter defined) prior to exercising its right, power and privilege to accelerate the maturity of the indebtedness evidenced hereby and to declare same to be immediately due and payable and exercise all other rights and remedies herein granted or otherwise available to Holder at law or in equity. As used herein, the term "Monetary Default" shall mean any default which can be cured by the payment of money including, but not limited to, the payment of principal and interest due under this Note and the payment of taxes, assessments and insurance premiums when due as provided in the Security Deed. As used herein, the term "Non-Monetary Default" shall mean any default which is not a Monetary Default or an Incurable Default. As used herein, the term "Incurable Default" shall mean
(i) any voluntary or involuntary sale, assignment, encumbering or transfer in violation of the covenants of Section 30 the Security Deed or (ii) if Maker or its general partner should make an assignment for the benefit of creditors, become insolvent, or file a petition in bankruptcy (including but not limited to, a petition seeking a rearrangement or reorganization).

Savings Clause; Severability:

        Notwithstanding any provisions herein or in the Security Deed to the contrary, the total liability for payments in the nature of interest including but not limited to Prepayment Premiums, default interest and late fees shall not exceed the limits imposed by the laws of the State of Georgia or the United States of America relating to maximum lawful rate of interest. Holder shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced hereby, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event Holder ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced by this Note. If the unpaid principal balance of such indebtedness is paid in full, any remaining excess shall be forthwith paid to Maker. If any clauses or provisions herein contained operate or prospectively operate to invalidate this Note, then such clauses or provisions only shall be held for naught, as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

Exculpation:

        Except as expressly set forth herein, the liability of Maker with respect to the payment of principal and interest hereunder shall be "non-recourse" and, accordingly, Holder's source of satisfaction of said indebtedness and Maker's other obligations hereunder and under the other Loan Documents shall be limited to the Property and Holder's receipt of the rents, issues and profits from the Property. Holder shall not seek to procure payment out of any other assets of Maker, or any person or entity comprising Maker, nor to seek judgment (except as hereinafter provided) for any sums which are or may be payable under this Note or under any of the other Loan Documents, or for any claim or judgment (except as hereinafter provided) for any deficiency remaining after foreclosure of the Security Deed. Notwithstanding the above, nothing herein contained shall be deemed to be a release or impairment of the indebtedness evidenced by this Note or the security therefor intended by the other Loan Documents, or be deemed to preclude Holder from exercising its rights to foreclose, or exercise the power of sale in, the Security Deed or to enforce any of its other rights or remedies under the Loan Documents.

        Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Maker's continued personal liability for:

        (1) fraud or misrepresentation made in or in connection with this Note or any other Loan Documents;

        (2) failure to pay taxes prior to delinquency or to pay assessments prior to delinquency, or to pay charges for labor, materials or other charges which can create liens on any portion of the Property;

        (3) the misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property or (iii) rentals received by or on behalf of Maker subsequent to the date on which Holder makes written demand therefor pursuant to any of the Loan Documents;

        (4) causing or permitting waste to occur on, in or about the Property, and failure to maintain the Property, excepting ordinary wear and tear;

        (5) loss by fire or casualty to the extent not compensated by insurance proceeds collected by Holder;

        (6) the return to Holder of all unearned advance rentals and security deposits paid by tenants of the Property and not refunded to or forfeited by such tenants;

        (7) the return to Holder of any and all fees paid to Maker by tenants of the Property which fees permit tenants to terminate their leases;

        (8) the return of, or reimbursement for, all personalty owned by Maker taken from the Property by or on behalf of Maker, out of the ordinary course of business, and not replaced by items of equal or greater value than the original value of the personalty so removed;

        (9) all court costs and reasonable attorneys' fees actually incurred which are provided for in this Note or in any other Loan Document;

        (10) (i) the removal of any chemical, material or substance, exposure to which is prohibited, limited, or regulated by any Federal, State, County, Regional or Local Authority which may or could pose a hazard to the health and safety of the occupants of the Property regardless of the source of origination; (ii) the restoration of the Property to comply with all governmental regulations pertaining to hazardous waste found in, on or under the Property, regardless of the source of origination; and (iii) any indemnity or other agreement to hold the Holder harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising under Paragraph 3 of the Security Deed including, but not limited to, that certain Environmental Indemnity Agreement from Maker to Holder of even date herewith. Maker shall not be liable hereunder if such materials were placed on the Property subsequent to the date of acquisition of the Property by foreclosure of the Security Deed by Holder or acceptance of a deed in lieu thereof, or relinquishment of control of the Property pursuant to a transfer approved in writing by Holder; provided that such transferee assumes in writing all obligations of Maker pertaining to Hazardous Materials (as defined in the Security
                Deed) pursuant to the Loan Documents. Liability under this subparagraph shall extend beyond the repayment of this Note and compliance with the terms of the Security Deed, unless at such time Maker provides Holder with an environmental assessment report acceptable to Holder showing the Property to be free of Hazardous Materials and not in violation of Hazardous Waste Laws (as defined in the Security Deed). Maker shall bear the burden of proof in establishing the date on which any such Hazardous Materials were placed or appeared in, on or under the Property.

        (11) (a) any and all costs incurred in order to cause the Property to comply with the applicable accessibility provisions of The Fair Housing Act of 1988, as the same may now or hereafter be amended, and any and all rules and regulations that may now or hereafter be promulgated in connection with said acts, and (b) any indemnity or other agreement to hold the Holder harmless from and against any and all losses, liabilities, damages, injuries, costs and expenses of any and every kind arising under Paragraph 3 of the Security Deed regarding accessibility for the disabled or handicapped or under the Accessibility Indemnity Agreement from Maker to Holder of even date herewith; provided, however, Maker shall not be liable for compliance with any accessibility laws that first become effective, or for any violation of any accessibility laws resulting from alterations or improvements to the Property that are performed, subsequent to Holder's actually taking possession of the Property pursuant to foreclosure of the Security Deed or acceptance of a deed in lieu thereof, or subsequent to any transfer of ownership of the Property that has the prior written approval of Holder; provided that such transferee assumes in writing all obligations of Maker with respect to compliance with accessibility laws under the Security Deed and Accessibility Indemnity Agreement.

        (12) Obligation of Maker for the face amount of any Letter of Credit held by Holder and delivered by Maker in connection with the loan evidenced by this Note in the event Holder is unable to collect the full amount of said Letter of Credit for any reason.

        The obligations of Maker in subparagraphs (1) through (12) above, except as provided in subparagraphs (10) and (11), shall survive the repayment and satisfaction of this Note and compliance with the terms of the Security Deed.

        Notwithstanding any provisions herein to the contrary, Maker shall become personally liable for the entire amount due under this Note (including all principal, interest and other charges) in the event that Maker (i) violates the covenants set forth in the Security Deed governing the placing of subordinate financing on the Property or (ii) violates the covenants set forth in the Security Deed restricting transfers in the Property or transfers of ownership interests in Maker.

        As used herein, the phrase "reasonable attorneys' fees" shall mean fees charged by attorneys selected by Holder based upon such attorneys' then prevailing hourly rates as opposed to any amount or percentage specified by any statute then in effect in the State of Georgia.

        THE PROVISIONS of this Note shall be governed by the laws of the State of Georgia and the United States and shall be binding upon the Maker, its successors and assigns and shall inure to the benefit of Holder, its successors and assigns. Time is of the essence of this contract.

        This Note is one of a series of two notes of even date herewith executed by the undersigned, both being secured by the Security Deed and other security instruments in favor of the Holder of this Note. The other such note is designated Real Estate Note A and has been executed by the undersigned in favor of Nationwide Life Insurance Company and is in the original principal sum of Seven Million Two Hundred Fifty Thousand and No/100 Dollars ($7,250,000.00). Real Estate Notes A and B shall be of equal dignity and it is expressly stipulated and agreed that a default under the terms of either of said Notes shall constitute an event of default under both of said Notes authorizing the holders of said Notes to accelerate the maturity of both of said Notes and to exercise all rights and remedies granted to holders under the Notes, the Security Deed and any other security instruments securing the payment of the Notes. It is further stipulated and agreed that notwithstanding the prepayment privilege contained in this Note, the undersigned shall have no right to prepay this Note unless the undersigned also elects to prepay Real Estate Note A in accordance with the prepayment provisions contained therein.

        IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the day and year first above written.


                            Roberts Properties Residential, L.P., a Georgia limited partnership

                            By: Roberts Realty Investors, Inc., its sole General Partner



                                  By:  /s/ Charles S. Roberts
                                     -------------------------
                                     Name:  Charles S. Roberts
                                     Title:  President

                                               (CORPORATE SEAL)